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                                                                    Exhibit 23.2

                        MENDELSOHN KARY BELL & NATOLI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

                                  1633 BROADWAY
                               NEW YORK, NY 10019
                                  212 246-3220

February 28, 2002

Arthur Anderson
1345 Avenue of the Americas
New York, NY 10105

Dear Sirs;

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of this Form 10K in connection with registrant FiberNet Telecom Group, Inc.

MENDELSOHN KARY BELL & NATOLI LLP

/s/ Mendelsohn Kary Bell & Natoli LLP